UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2009, American Apparel, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”), dated as of March 13, 2009, among the Company, Dov Charney, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (“Mr. Charney”), and Lion/Hollywood L.L.C. (“Lion”), under which the Company and Lion agreed that notwithstanding restrictions on Mr. Charney’s ability to transfer shares of the Company’s common stock that are subject to the Lock-Up Agreement, dated December 12, 2007, executed by Mr. Charney, as extended by the Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009 (the “Lock-Up Extension Letter”), among Mr. Charney, the Company and Lion, Mr. Charney has the right to pledge his right, title and interest in, to and under, in a single transaction or in multiple transactions, at any time and from time to time, an aggregate of up to five million (5,000,000) such shares.  The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

In addition to being a party to the Lock-Up Extension Letter, Lion is (i) an affiliate of Lion Capital (Americas) Inc., which along with Lion is a lender under the Credit Agreement, dated as of March 13, 2009 (as modified by the Resignation, Waiver, Consent and Appointment Agreement dated as of March 31, 2009), among the Company, in its capacity as borrower, certain subsidiaries of the Company, in their capacity as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto, (ii) a party to an Investment Agreement, dated as of March 13, 2009, as amended as of April 10, 2009, June 17, 2009 and August 18, 2009, with the Company pursuant to which Lion is entitled to certain board representation and registration nights and was issued a warrant which is exercisable at any time during its term, to purchase an aggregate of 16 million shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment in certain circumstances, and (iii) a party to an Investment Voting Agreement, dated as of March 13, 2009, with the Company.  The foregoing agreements and certain other agreements to which Lion is a party are described in more detail in the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission on March 16, 2009, April 16, 2009, June 19, 2009 and August 20, 2009.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2009, at the 2009 Annual Meeting of the Stockholders of the Company, the Company’s stockholders approved the American Apparel, Inc. Incentive Compensation Plan (the “Incentive Plan”), under which certain cash awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The payment of awards under the Incentive Plan may be based upon the attainment of one or more of the performance goals set forth in the Incentive Plan.  In no event will payment in respect of awards granted for any performance period of one year or less in length be made to a participant in an amount that exceeds $4,000,000 and for awards for any other performance period, the maximum amount of the payment to a participant may not exceed $4,000,000 multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

The Company’s Board of Directors approved a performance bonus to Mr. Charney on April 13, 2009, subject to stockholder approval of the Incentive Plan. The amount of the performance bonus is subject to the attainment by the Company of certain performance goals for revenue, profitability, and working capital for the eight month period from May 1, 2009 to December 31, 2009, with a target bonus of $1,625,000 and a maximum bonus of $2,375,000.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which was included in the Company’s revised definitive proxy statement filed with the Securities and Exchange Commission on September 11, 2009, and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Letter Agreement Re: Pledging of Restricted Securities, dated October 28, 2009, among Dov Charney, Lion/Hollywood L.L.C. and American Apparel, Inc.
10.2	American Apparel, Inc. Incentive Compensation Plan (included as Appendix A of the Revised Definitive Proxy Statement (No. 001-32697), filed September 11, 2009 and incorporated by reference herein)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: November 3, 2009	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement Re: Pledging of Restricted Securities, dated October 28, 2009, among Dov Charney, Lion/Hollywood L.L.C. and American Apparel, Inc.
10.2	American Apparel, Inc. Incentive Compensation Plan (included as Appendix A of the Revised Definitive Proxy Statement (No. 001-32697), filed September 11, 2009 and incorporated by reference herein)